REPORT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING
FIRM

To the Trustees of Eaton Vance Mutual
Funds Trust and Shareholders of Eaton
Vance Floating-Rate Advantage Fund,
Eaton Vance Floating-Rate Fund, Eaton
Vance Floating-Rate and High Income
Fund, Eaton Vance Diversified Income
Fund, and Eaton Vance Low Duration
Fund:
In planning and performing our audits of
the financial statements of Eaton Vance
Floating-Rate Advantage Fund, Eaton
Vance Floating-Rate Fund, Eaton Vance
Floating-Rate and High Income Fund,
Eaton Vance Diversified Income Fund,
and Eaton Vance Low Duration Fund,
(collectively, the "Funds") (certain of the
funds constituting Eaton Vance Mutual
Funds Trust), as of and for the year
ended October 31, 2009, in accordance
with the standards of the Public
Company Accounting Oversight Board
(United States), we considered the Funds'
internal control over financial reporting,
including controls over safeguarding
securities, as a basis for designing our
auditing procedures for the purpose of
expressing our opinion on the financial
statements and to comply with the
requirements of Form N-SAR, but not for
the purpose of expressing an opinion on
the effectiveness of the Funds' internal
control over financial reporting.
Accordingly, we express no such opinion.
The management of the Funds is
responsible for establishing and
maintaining effective internal control
over financial reporting.  In fulfilling this
responsibility, estimates and judgments
by management are required to assess the
expected benefits and related costs of
controls.  A fund's internal control over
financial reporting is a process designed
to provide reasonable assurance
regarding the reliability of financial
reporting and the preparation of financial
statements for external purposes in
accordance with generally accepted
accounting principles.  A fund's internal
control over financial reporting includes
those policies and procedures that (1)
pertain to the maintenance of records
that, in reasonable detail, accurately and
fairly reflect the transactions and
dispositions of the assets of the funds; (2)
provide reasonable assurance that
transactions are recorded as necessary to
permit preparation of financial
statements in accordance with generally
accepted accounting principles, and that
receipts and expenditures of the funds are
being made only in accordance with
authorizations of management of the
funds and trustees of the trust; and (3)
provide reasonable assurance regarding
prevention or timely detection of
unauthorized acquisition, use, or
disposition of a fund's assets that could
have a material effect on the financial
statements.
Because of its inherent limitations,
internal control over financial reporting
may not prevent or detect misstatements.
Also, projections of any evaluation of
effectiveness to future periods are subject
to the risk that controls may become
inadequate because of changes in
conditions, or that the degree of
compliance with the policies or
procedures may deteriorate.
A deficiency in internal control over
financial reporting exists when the design
or operation of a control does not allow
management or employees, in the normal
course of performing their assigned
functions, to prevent or detect
misstatements on a timely basis.  A
material weakness is a deficiency, or a
combination of deficiencies, in internal
control over financial reporting, such that
there is a reasonable possibility that a
material misstatement of a fund's annual
or interim financial statements will not be
prevented or detected on a timely basis.
Our consideration of the Funds' internal
control over financial reporting was for
the limited purpose described in the first
paragraph and would not necessarily
disclose all deficiencies in internal control
that might be material weaknesses under
standards established by the Public
Company Accounting Oversight Board
(United States).  However, we noted no
deficiencies in the Funds' internal control
over financial reporting and their
operation, including controls for
safeguarding securities, that we consider
to be a material weakness, as defined
above, as of October 31, 2009.
This report is intended solely for the
information and use of management and
the Trustees of Eaton Vance Mutual
Funds Trust and the Securities and
Exchange Commission and is not
intended to be and should not be used by
anyone other than these specified parties.
/s/ Deloitte & Touche LLP

Boston, Massachusetts
December 28, 2009